                                                              Exhibit 23(a)(2)
                                                              ----------------

                           WESTERN ASSET TRUST, INC.
                           -------------------------

                     ARTICLES OF AMENDMENT AND RESTATEMENT

                  FIRST:  Western Asset Trust, Inc., a Maryland corporation (the
                  -----
"Corporation"), desires to amend and restate its charter as currently in effect and as hereinafter amended.

                  SECOND: The following provisions are all the provisions of the
                  ------
charter currently in effect and as hereinafter amended:

                                   ARTICLE I

                                 INCORPORATOR

                  The undersigned, Arthur C. Delibert, whose address is South Lobby - Ninth Floor, 1800 M Street, N.W., Washington, D.C. 20036, being at least 18 years of age, does hereby form a corporation under the general laws of the State of Maryland.

                                  ARTICLE II

                                     NAME

                  The name of the corporation (the "Corporation") is:
                    LM Institutional Fund Advisors I, Inc.

                                  ARTICLE III

                                    PURPOSE

                  The Corporation is formed for the purpose of carrying on any lawful business, which may include acting as an open-end management investment company registered with the Securities and Exchange Commission under the Investment Company Act of 1940, as amended (the "1940 Act"), and exercising and generally enjoying all of the powers, rights and privileges granted to, or conferred upon, corporations by the general laws of the State of Maryland now or hereafter in force.

                                  ARTICLE IV

                 PRINCIPAL OFFICE IN STATE AND RESIDENT AGENT

                  The address of the principal office of the Corporation in the State of Maryland is c/o Legg Mason Wood Walker, Incorporated, 100 Light Street, Baltimore, Maryland 21202. The name of the resident agent of the Corporation in the State of Maryland is Charles A. Bacigalupo, whose address is c/o Legg Mason Wood Walker, Incorporated, 23rd Floor, 100 Light Street, Baltimore, Maryland 21202. The resident agent is a citizen of and resides in the State of Maryland.

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                                   ARTICLE V

                       PROVISIONS FOR DEFINING, LIMITING
                     AND REGULATING CERTAIN POWERS OF THE
               CORPORATION AND OF THE STOCKHOLDERS AND DIRECTORS

                  Section 5.1  Number of Directors. The business and affairs of
                               -------------------
the Corporation shall be managed under the direction of the Board of Directors. The number of directors of the Corporation shall be ten, which number may be increased or decreased pursuant to the Bylaws, but shall never be less than the minimum number required by the Maryland General Corporation Law. The names of the directors who are currently in office and who shall serve until the next meeting of stockholders and until their successors are duly elected and qualified are:

                               Ronald J. Arnault

                               John E. Bryson

                               Anita L. DeFrantz

                               Richard C. Gilman

                               W. Curtis Livingston

                               William G. McGagh

                               Ronald L. Olson

                               Louis A. Simpson

                               William E.B. Siart

                               Edward A. Taber, III

                  Section 5.2  Removal of Directors. Any director, or the entire
                               --------------------
Board of Directors, may be removed from office at any

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time, but, to the extent not otherwise prohibited by the 1940 Act, only for cause and then only by the affirmative vote of the holders of at least a majority of the votes entitled to be cast in the election of directors. For the purpose of this paragraph, "cause" shall mean with respect to any particular director (a) conviction of a felony, (b) a final judgment of a court of competent jurisdiction holding that such director caused demonstrable, material harm to the Corporation through bad faith or active and deliberate dishonesty, or (c) the barring or prohibition of such director from serving as a director of a registered investment company under Section 9 of the 1940 Act.

                  Section 5.3  Voting Requirements. Any action which would
                               -------------------
otherwise require the affirmative vote of the holders of shares entitled to cast greater than a majority of all the votes entitled to be cast on the matter pursuant to the Corporations and Associations Article of the Annotated Code of Maryland shall be effective and valid if taken or approved by the affirmative vote of holders of shares entitled to cast a majority of all the votes entitled to be cast on the matter.

                  Section 5.4  Quorum. At any meeting of stockholders, holders
                               ------
of thirty percent (30%) of all the votes entitled to be cast at such meeting, present in person or represented by proxy,

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shall constitute a quorum. If any matter is to be voted on by an individual series or class of stock, then holders of thirty percent (30%) of all the votes entitled to be cast by such series or class at such meeting, present in person or represented by proxy, shall constitute a quorum as to each such series or class.

                  Section 5.5  Authorization by Board of Stock Issuance. The
                               ----------------------------------------
Board of Directors may authorize the issuance from time to time of shares of stock of the Corporation of any series or class, whether now or hereafter authorized, or securities or rights convertible into shares of its stock of any series or class, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable (or without consideration in the case of a stock split or stock dividend), subject to such restrictions or limitations, if any, as may be set forth in the charter or the Bylaws.

                  Section 5.6  Preemptive Rights. Except as may be provided by
                               -----------------
the Board of Directors in setting the terms of classified or reclassified shares of stock pursuant to Section 6.5 or as may otherwise be provided by contract, no holder of shares of stock of the Corporation shall, as such holder, have any preemptive right to purchase or subscribe for any additional shares of stock of the Corporation or any other

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security of the Corporation which it may issue or sell.

                  Section 5.7  Determinations by Board. The determination as to
                               -----------------------
any of the following matters, made in good faith by or pursuant to the direction of the Board of Directors consistent with the charter and in the absence of actual receipt of an improper benefit in money, property or services or active and deliberate dishonesty established by a court, shall be final and conclusive and shall be binding upon the Corporation and every holder of shares of its stock: (a) the amount of the net income of the Corporation for any period and the amount of assets at any time legally available for the payment of dividends, the redemption of its stock or the payment of other distributions on its stock;
(b) the amount of paid-in surplus, net assets, other surplus, annual or other net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; (c) the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); (d) the value, or any sale, bid or asked price to be applied in determining the value, of any security or other asset owned or

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held by the Corporation; (e) any matter relating to the sale, purchase and/or other acquisition or disposition of securities or other assets of the Corporation; and (f) any other matter relating to the business and affairs of the Corporation. Shares of stock of the Corporation are issued and sold on the condition and understanding that any and all determinations shall be binding as aforesaid.

                  Section 5.8  Management or Investment Advisory Agreements.
                               --------------------------------------------
Except to the extent otherwise prohibited by applicable law, the Corporation may enter into any management or investment advisory contract or underwriting contract or any other type of contract with, and may otherwise engage in any transaction or do business with, any person, firm or corporation or any subsidiary or other affiliate of any such person, firm or corporation, and may authorize such person, firm or corporation or such subsidiary or other affiliate to enter into any other contracts or arrangements with any other person, firm or corporation which relate to the Corporation or the conduct of its business, notwithstanding that any directors or officers of the Corporation are or may subsequently become partners, directors, officers, stockholders or employees of such person, firm or corporation or of such subsidiary or other affiliate or may have

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a material financial interest in any such contract, transaction or business; and
except to the extent otherwise provided by applicable law, no such contract, transaction or business shall be invalidated or voidable, or in any way affected thereby, nor shall any of such directors or officers of the Corporation be liable to the Corporation or to any stockholder or creditor thereof or to any other person for any loss incurred solely because of the entering into and performance of such contract or the engaging in such transaction or business or the existence of such material financial interest therein, provided that such relationship to such person, firm or corporation or such subsidiary or affiliate or such material financial interest was disclosed or otherwise known to the Board of Directors prior to the Corporation's entering into such contract or engaging in such transaction or business, and in the case of directors of the Corporation, that Section 2-419 of the Maryland General Corporation Law has been satisfied.

                  Section 5.9  Independent and Disinterested Directors. A
                               ---------------------------------------
director of the Corporation who with respect to the Corporation is not an interested person, as defined by the 1940 Act, shall be deemed to be independent and disinterested when making any determination or taking any action as a director of the Corporation.

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                                  ARTICLE VI

                                     STOCK

                  Section 6.1  Authorized Shares. The Corporation has authority
                               -----------------
to issue 13,100,000,000 shares of Common Stock, $.001 par value per share ("Common Stock"), which shares shall be classified in the following series (portfolios): 1,000,000,000 are designated as shares of the Western Asset Enhanced Equity Portfolio (of which 500,000,000 are designated as shares of the Institutional Class and 500,000,000 are designated as shares of the Financial Intermediary Class), 2,000,000,000 are designated as shares of the Western Asset Money Market Portfolio (of which 1,000,000,000 are designated as shares of the Institutional Class and 1,000,000,000 are designated as shares of the Financial Intermediary Class), 2,000,000,000 are designated as shares of the Western Asset Government Money Market Portfolio (of which 1,000,000,000 are designated as shares of the Institutional Class and 1,000,000,000 are designated as shares of the Financial Intermediary Class), 1,000,000,000 are designated as shares of the Western Asset Limited Duration Portfolio (of which 500,000,000 are designated as shares of the Institutional Class and 500,000,000 are designated as shares of the Financial Intermediary Class), 1,000,000,000 are designated as shares of the Western Asset Intermediate Portfolio (of which 500,000,000 are designated as shares of the Institutional Class and

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500,000,000 are designated as shares of the Financial Intermediary Class),
1,000,000,000 are designated as shares of the Western Asset Intermediate Plus Portfolio (of which 500,000,000 are designated as shares of the Institutional Class and 500,000,000 are designated as shares of the Financial Intermediary Class), 1,000,000,000 are designated as shares of the Western Asset Core Portfolio (of which 500,000,000 are designated as shares of the Institutional Class and 500,000,000 are designated as shares of the Financial Intermediary Class), 1,000,000,000 are designated as shares of the Western Asset Core Plus Portfolio (of which 500,000,000 are designated as shares of the Institutional Class and 500,000,000 are designated as shares of the Financial Intermediary Class), 1,000,000,000 are designated as shares of the Western Asset High Yield Portfolio (of which 500,000,000 are designated as shares of the Institutional Class and 500,000,000 are designated as shares of the Financial Intermediary Class), 1,000,000,000 are designated as shares of the Western Asset Non-U.S. Fixed Income Portfolio (of which 500,000,000 are designated as shares of the Institutional Class and 500,000,000 are designated as shares of the Financial Intermediary Class), 1,000,000,000 are designated as shares of the Western Asset Global Strategic Income Portfolio

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(of which 500,000,000 are designated as shares of the Institutional Class and
500,000,000 are designated as shares of the Financial Intermediary Class), 50,000,000 are designated as shares of the International Securities Portfolio, 10,000,000 are designated as shares of the Corporate Securities Portfolio, 10,000,000 are designated as shares of the Mortgage Securities Securities Portfolio, 10,000,000 are designated as shares of the Short Duration Portfolio and 10,000,000 are designated as shares of the Long Duration Portfolio. The aggregate par value of all authorized shares of stock having par value is $13,100,000. The Board of Directors may classify any unissued shares of Common Stock from time to time in one or more series or classes of stock. The Board of Directors may reclassify any previously classified but unissued shares of any series or class of stock from time to time in one or more series or classes of stock.

                  Section 6.2  Voting Rights. Each holder of a whole share of
                               -------------
stock of the Corporation shall be entitled to one vote as to any matter on which such share of stock is entitled to vote and each fractional share of stock of the Corporation shall be entitled to a proportionate fractional vote. On any matter submitted to a vote of stockholders, all stockholders of the Corporation then entitled to vote shall, except as otherwise

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provided in the Bylaws, vote together as a single class without regard to series or classes of shares of stock, except (a) when required by the 1940 Act or when the Board of Directors shall have determined that the matter affects one or more series or classes of shares of stock materially differently, such shares of stock shall be voted by individual series or class in addition to any other vote that may be required by law; and (b) when the Board of Directors has determined that the matter affects only the interests of one or more series or classes of shares of stock, then only holders of shares of stock of such series or classes shall be entitled to vote thereon in addition to any other vote that may be required by law.

                  Section 6.3  Fractional Shares; Issuance of Units. The Board
                               ------------------------------------
of Directors may, but is not obligated to, issue fractional shares of stock of the Corporation, whether now or hereafter authorized, and any fractional shares so issued shall entitle the holder thereof to exercise voting rights, receive dividends and participate in the distribution of assets of the Corporation in the event of liquidation or dissolution to the extent of the proportionate interest represented by such fractional shares. The Corporation is not obligated to issue stock certificates evidencing fractional shares. Notwithstanding

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any other provision of the charter or the Bylaws, the Board of Directors may issue units consisting of different securities of the Corporation. Any security issued in a unit shall have the same characteristics as any identical securities issued by the Corporation, except that the Board of Directors may provide that for a specified period securities of the Corporation issued in such unit may be transferred on the books of the Corporation only in such unit.

                  Section 6.4  Assets Belonging to Each Series; Allocations.
                               --------------------------------------------

                                    6.4.1  All consideration received by the
Corporation for the issuance or sale of shares of a particular series, together with all income, earnings, profits and proceeds thereon, shall irrevocably belong to such series for all purposes, subject only to the rights of creditors, and are herein referred to as "assets belonging to" such series.

                                    6.4.2  The assets belonging to each series
shall be charged with the liabilities of the Corporation in respect of such series, and with such series' respective share of the general liabilities of the Corporation, in the latter case in the proportion that the net asset value of such series bears to the net asset value of all series. The determination of the

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Board of Directors shall be conclusive as to the allocation of liabilities, including accrued expenses and reserves, to each series.

                                    6.4.3  Dividends or distributions on shares
of any series, whether payable in stock, cash or other property, shall be paid only out of earnings, surplus or other assets belonging to such series and may vary among the classes of a series.

                                    6.4.4  In the event of the liquidation or
dissolution of any series of stock of the Corporation, stockholders of such series shall be entitled to receive out of the assets of such series available for distribution to stockholders the assets belonging to such series; and the assets so distributable to the stockholders of such series shall be distributed among such stockholders based on relative net asset value or such other fair and equitable method as the Board of Directors may determine.

                                    6.4.5  The assets of a series or class of
stock of the Corporation may be invested together with the assets belonging to another currently existing or hereafter created series or class of stock of the Corporation. The Board of Directors shall have the authority to allocate, or cause to be

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

allocated, a series' assets, liabilities, income or expenses to one or more classes of such series, in such amounts and at such times as the Board of Directors (or their designees) shall determine. Any such allocation shall be final and conclusive and shall be binding upon the Corporation and every holder of shares of its stock.

                  Section 6.5  Classified or Reclassified Shares. Prior to
                               ---------------------------------
issuance of classified or reclassified shares of any series or class, the Board of Directors by resolution shall: (a) designate that series or class to distinguish it from all other series and classes of stock of the Corporation;
(b) specify the number of shares to be included in the series or class; (c) set or change, subject to the provisions of Article VII and subject to the express terms of any series or class of stock of the Corporation outstanding at the time, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each series or class; and (d) cause the Corporation to file articles supplementary with the State Department of Assessments and Taxation of Maryland (the "SDAT"). Any of the terms of any series or class of stock set or changed pursuant to clause (c) of this Section 6.5 may be made dependent

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

upon facts or events ascertainable outside the charter (including determinations by the Board of Directors or other facts or events within the control of the Corporation) and may vary among holders thereof, provided that the manner in which such facts, events or variations shall operate upon the terms of such series or class of stock is clearly and expressly set forth in the articles supplementary filed with the SDAT.

                  Section 6.6  Dividends and Distributions. The holders of the
                               ---------------------------
Corporation's stock of record as of a date determined by the Board of Directors from time to time shall be entitled, from funds or other assets legally available therefor, to dividends and distributions, including distributions of capital gains, in such amounts and at such times as may be determined by the Board of Directors. Any such dividends or distributions may be declared payable in cash, property or shares of the Corporation's stock, as determined by the Board of Directors or pursuant to a standing resolution or program adopted or approved by the Board of Directors. Dividends and distributions may be declared with such frequency, including daily, as the Board of Directors may determine and in any reasonable manner, including by standing resolution, by resolutions adopted only once or with such frequency as the Board of Directors may determine, or by formula or other similar method of determination, whether or not the amount of the dividend or distribution so declared can be calculated at the time of such declaration. The Board of Directors may establish payment dates for such dividends and distributions on any basis, including payment that is less frequent than the effectiveness of such declarations. The Board of Directors shall have the sole discretion to designate for such dividends and distributions amounts sufficient to enable the Corporation to qualify as a "regulated investment company" under the Internal Revenue Code of 1986, as amended, or any successor or comparable statute, and the regulations promulgated thereunder, and to avoid liability of the Corporation for federal income tax in respect of a given year and to make other appropriate adjustments in connection therewith. Nothing in the foregoing sentence shall limit the authority of the Board of Directors to designate greater or lesser amounts for such dividends or distributions.

                  Section 6.7  Redemptions.
                               -----------

                                    6.7.1  The Board of Directors shall
authorize the Corporation, to the extent it has funds or other property legally available therefor and subject to such reasonable conditions as the directors may determine, to permit each holder

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

of shares of stock of the Corporation to require the Corporation to redeem all or any number of the shares of stock outstanding in the name of such holder on the books of the Corporation, at the net asset value of such shares, less any fees or charges as the Board of Directors may establish from time to time. Notwithstanding the foregoing, the Board of Directors may suspend the right of holders of shares of stock of the Corporation to require the Corporation to redeem such shares or to receive payment for redeemed shares for such periods and to the extent permitted by, or in accordance with, the 1940 Act or any rule or regulation of the Securities and Exchange Commission promulgated thereunder. The Board of Directors may, in the absence of a ruling by a responsible regulatory official, terminate such suspension at such time as the Board of Directors, in its sole discretion, shall deem reasonable, such determination to be conclusive.

                                    6.7.2  Without limiting the generality of
the foregoing, the Board of Directors may authorize the Corporation, at its option, to redeem shares of stock of the Corporation owned by any stockholder under circumstances deemed appropriate by the Board of Directors in its sole discretion from time to time, such circumstances including but not limited to
(a) failure to provide
the Corporation with a tax identification number, (b) failure to maintain ownership of a specified minimum number or value of shares of any series or class of stock of the Corporation, and (c) failure to maintain the characteristics or qualifications established by the Board of Directors for a particular series or class of stock of the Corporation, such redemption to be effected at such price, at such time and subject to such conditions as may be required or permitted by applicable law.

                                    6.7.3  Payment for redeemed shares of stock
of the Corporation shall be made in cash unless, in the opinion of the Board of Directors, which shall be conclusive, conditions exist which make it necessary or desirable for the Corporation to make payment wholly or partially in securities or other property or assets of the Corporation. Payment made wholly or partially in securities or other property or assets may be delayed to such reasonable extent, not inconsistent with applicable law, as is reasonably necessary under the circumstances. No stockholder shall have the right, except as determined by the Board of Directors, to have his shares redeemed in such securities, property or other assets.

                                    6.7.4  All rights of a stockholder with
respect to a share redeemed, including the right to receive

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

dividends and distributions with respect to such share, shall cease as of the date on which the redemption price to be paid for such shares is fixed in accordance with applicable law, except the right of such stockholder to receive payment for such shares as provided herein.

                                    6.7.5  Shares of stock of the Corporation
which have been redeemed shall constitute authorized but unissued shares of stock of such series or class so redeemed.

                  Section 6.8  Charter and Bylaws. All persons who shall acquire
                               ------------------
stock in the Corporation shall acquire the same subject to the provisions of the charter and the Bylaws. Except as may be otherwise provided herein, all provisions of the charter relating to shares of stock of the Corporation shall apply to shares of and to the holders of shares of all series or classes of stock of the Corporation, whether now or hereafter classified or reclassified.

                                  ARTICLE VII

                                  AMENDMENTS

                  The Corporation reserves the right from time to time to make any amendment to its charter, now or hereafter authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in this charter, of any shares of

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

outstanding stock. All rights and powers conferred by the charter on stockholders, directors and officers are granted subject to this reservation.

                                 ARTICLE VIII

                            LIMITATION OF LIABILITY

                  To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of directors and officers of a corporation, but subject to the limits contained in the 1940 Act and the Bylaws, no director or officer of the Corporation shall be liable to the Corporation or its stockholders for money damages. Neither the amendment nor repeal of this
Article VIII, nor the adoption or amendment of any other provision of the charter or Bylaws inconsistent with this Article VIII, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

                                  ARTICLE IX

                    INDEMNIFICATION AND ADVANCE OF EXPENSES

                  Section 9.1  Directors. To the maximum extent permitted by
                               ---------
Maryland law in effect from time to time, but subject to the limits on indemnification contained in the 1940

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

Act and the Bylaws, the Corporation shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former director of the Corporation or (b) any individual who, while a director of the Corporation and at the request of the Corporation, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his status as a present or former director of the Corporation. The Corporation may, with the approval of its Board of Directors, provide such indemnification and advance for expenses to a person who served a predecessor of the Corporation in any of the capacities described in (a) or (b) above.

                  Section 9.2  Officers.  The Corporation shall have the power,
                               --------
to the maximum extent permitted by Maryland law in effect from time to time, but subject to the limits on

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

indemnification contained in the 1940 Act and the Bylaws, to obligate itself to indemnify, and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former officer of the Corporation or (b) any individual who, while an officer of the Corporation and at the request of the Corporation, serves or has served as a director, officer, partner or trustee of another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his status as a present or former officer of the Corporation. The Corporation shall have the power, with the approval of the Board of Directors, to provide such indemnification and advancement of expenses to a person who served a predecessor of the Corporation in any of the capacities described in (a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation.

                  Section 9.3  Amendment. Neither the amendment nor repeal of
                               ---------
this Article, nor the adoption or amendment of any other provision of the charter or Bylaws of the Corporation inconsistent with this Article, shall apply to or affect in any

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

respect the applicability of the preceding sections with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

                  THIRD:   The amendment to and restatement of the charter as
                  -----
hereinabove set forth have been duly advised by the Board of Directors and approved by the stockholders of the Corporation as required by law.

                  FOURTH:  The current address of the principal office of the
                  ------
Corporation is as set forth in Article IV of the foregoing amendment and restatement of the charter.

                  FIFTH:   The name and address of the Corporation's current
                  -----
resident agent is as set forth in Article IV of the foregoing amendment and restatement of the charter.

                  SIXTH:   The number of directors of the Corporation and the
                  -----
names of those currently in office are as set forth in Article V of the foregoing amendment and restatement of the charter.

                  SEVENTH: The total number of shares of stock which the
                  -------
Corporation had authority to issue immediately prior to this amendment and restatement of the charter was 5,000,000,000 shares, $.001 par value per share. The aggregate par value of all authorized shares of stock having par value was $5,000,000.

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

                  EIGHTH:  The total number of shares of stock which the
                  ------
Corporation has authority to issue pursuant to the foregoing amendment and restatement of the charter is 13,100,000,000 shares of Common Stock, $.001 par value per share. The aggregate par value of all authorized shares of stock having par value is $13,100,000.

                  NINTH:   The undersigned Vice President acknowledges these
                  -----
Articles of Amendment and Restatement to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned Vice President acknowledges that to the best of her knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

                  IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment and Restatement to be signed in its name and on its behalf by its Vice President and attested to by its Secretary on this 28th day of May, 1998.

ATTEST:                                         WESTERN ASSET TRUST, INC.



                                                By:                     (SEAL)
--------------------------                         ---------------------
Donna Barnes, Secretary                            Ilene S. Harker,
                                                   Vice President

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